UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2018

NEENAH, INC. (Exact Name Of Registrant As Specified In Charter)

Delaware (State of Incorporation)	001-32240 (Commission File No.)	20-1308307 (I.R.S. Employer Identification No.)

3460 Preston Ridge Road Alpharetta, Georgia 30005 (Address of principal executive offices, including zip code)

(678) 566-6500 (Registrant’s telephone number, including area code)

Not applicable (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 31, 2018 (the “Closing Date”), Neenah, Inc. and one of its subsidiaries, Neenah Northeast, LLC (collectively, the “Company”), completed a sale to Long Falls Paperboard, LLC (the “Purchaser”) of certain equipment, inventory, real property and other specified assets relating to the Company’s premium fine paper and office products manufacturing facility located in Brattleboro, Vermont for a purchase price of $5,000,000 (subject to post-closing inventory adjustments). The parties to the purchase agreement (the “Agreement”) have made customary representations and warranties for transactions of this type. Additionally, the Company is providing standard indemnification to the Purchaser for losses relating to the breach of any representation, warranty or covenant made by the Company under the Agreement. The Company’s indemnification obligations under the Agreement are capped at $1,000,000 in the aggregate and expire on the first anniversary of the Closing Date.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH, INC.
(Registrant)

Date: January 2, 2019	/s/ Noah S. Benz
Noah S. Benz Senior Vice President, General Counsel and Secretary